UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 8, 2015

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36646	46-1047971

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Constitution Drive
Menlo Park, California 94025
(Address of principal executive offices)

(650) 433-2900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On October 8, 2015, Asterias Biotherapeutics, Inc. ("Asterias" or the "Company") entered into a Services Agreement (the "Services Agreement") with Cell Therapy Catapult Services Limited ("Catapult"), a research organization specializing in the development of technologies which speed the growth of the cell and gene therapy industry.  Under the Services Agreement, Catapult will license to Asterias, certain background intellectual property (the "License")  and will develop a scalable manufacturing and differentiation process for Asterias' human embryonic stem cell derived AST-VAC 2 allogeneic (non-patient specific) dendritic cancer vaccine development program.  In consideration for the License and Catapult's performance of services, Asterias agreed to make aggregate payments of up to GBP £4,350,000 over the next five years. At the option of the Company, up to GBP £3,600,000 of such payments may be settled in shares of Series A Common Stock of the Company.

The Services Agreement may be terminated by Asterias for any reason upon 60 days prior written notice.  Catapult may terminate the Services Agreement on 60 days prior written notice if it encounters a technical issue that would prevent it from completing the services at all or without obtaining additional resources, or if the estimated time and cost of completing the services will be exceeded and Catapult and the Company do not reach agreement on revised time and cost terms. Catapult may terminate the Services Agreement in the event Asterias fails to pay any amount due under the Services Agreement 30 days after Catapult makes a written demand for payment.  In addition, a non-breaching party may terminate the Services Agreement upon the occurrence a material breach that is not remedied within 30 days, or upon insolvency of a party.  Either party may terminate the Services Agreement in the event the other party becomes subject to insolvency, receivership, liquidation, or a similar event.

The Services Agreement contains various customary representations and warranties, as well as customary provisions relating to indemnity, confidentiality and other matters.  The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Services Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. Any representations, warranties and covenants contained in the Services Agreement were made only as of the date of the Services Agreement, only for purposes of the Services Agreement, and only for the benefit of Catapult and the Company, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution and issuance of the Services Agreement.  Shareholders of the Company and other investors should not rely on any representations, warranties and covenants in the Services Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Services Agreement, dated October 8, 2015 by the Company and Catapult.
99.1	Press Release, dated October 13, 2015

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including its most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: October 15, 2015	By:	/s/ Katharine E. Spink
Chief Operating Officer